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   SUTHERLAND
  - ASBILL & -                                                   EXHIBIT n.2
  BRENNAN LLP
ATTORNEYS AT LAW


[SUTHERLAND ASBILL & BRENNAN LLP]


                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP



     We hereby consent to the reference to our firm in the "Legal Matters" section of the prospectus included in the Post-Effective Amendment No. 1 to the Registration Statement on Form N-2 for Allied Capital Corporation (File No. 333-43534). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.


                                                 SUTHERLAND ASBILL & BRENNAN LLP



                                                 BY:  /s/ Cynthia M. Krus
                                                    ----------------------------
                                                      Cynthia M. Krus




January 18, 2001